CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-273756 on Form S-6 of our report dated October 6, 2023, relating to the financial statement of FT 10986, comprising Diversified Equity Strategic Allocation Port. 4Q '23 - Term 1/15/25 (Diversified Equity Strategic Allocation Portfolio, 4th Quarter 2023 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 6, 2023